LIMITED POWER OF ATTORNEY


TO SIGN FORMS 3, 4, 5, 144, FORM ID AND UPDATING OF EDGAR ACCESS CODES

The undersigned director/officer of Anixter International Inc. ("Issuer") hereby authorizes Bill Galvin, Ted Dosch, Justin Choi, Charles Kim, Michele Nelson or any employee of the Issuer designated by any of them who is responsible for assisting insiders with compliance with the Federal securities laws, to sign on behalf of the undersigned any Forms 3, 4, 5, 144, Form ID and for updating and maintaining EDGAR Access Codes, that are required to be filed from time to time with the Securities and Exchange Commission or the New York Stock Exchange.
Such forms shall be completed from the information furnished by me to the Issuer and the information in the Issuer's records.
This authority shall remain in effect until either I am no longer obligated to report transactions pursuant to Section 16(a) of the Securities Exchange Act of 1934 or the authority has been revoked in writing by me.

Dated this 21st day of February, 2019


Signed:
Printed Name:   William S. Simon



Notary Public



STATE OF Illinois

COUNTY OF Cook



	This instrument was acknowledged before me on February 21, 2019 by William S.
Simon.

	                                         Heather Beaupre
                                         _________________________________
                                         Notary Public


                                           November 27, 2020
                                         _________________________________
                                         My Commission Expires: